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EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT
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We consent to the incorporation by reference in Registration Statements No.
33-52526, 33-52528, 33-92208 and 33-92184 of Starbucks Corporation on Form S-8
and Registration Statement No. 33-95690 of Starbucks Corporation on Form S-3 of our reports dated November 22, 1996, appearing in and incorporated by reference in the Annual Report on Form 10-K/A of Starbucks Corporation for the year ended September 29, 1996.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Seattle, Washington

April 21, 1997